Exhibit 99.1

FOR IMMEDIATE RELEASE

January 31, 2024	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE 2024 FIRST FISCAL QUARTER ENDING DECEMBER 26, 2023

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the 2024 first fiscal quarter ended December 26, 2023.

Key highlights of the Company’s financial results include:

●	Total Revenues for the quarter decreased 0.8% to $33.1 million compared to the first quarter of fiscal 2023

●	Total Restaurant Sales for Bad Daddy’s restaurants were $24.1 million for the quarter

●	Same Store Sales[1] for company-owned Bad Daddy’s restaurants decreased 6.2% for the quarter

●	Total Restaurant Sales for Good Times restaurants were $8.8 million for the quarter

●	Same Store Sales for company-owned Good Times restaurants increased 4.1% for the quarter

●	Net Loss Attributable to Common Shareholders was $0.6 million for the quarter

●	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $0.3 million

●	The Company ended the quarter with $3.5 million in cash and $1.3 million of long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Our Good Times brand has continued to deliver top line results, we believe, in part, due to the results of our multi-year investments into that brand. That strength in sales has translated into 13.5% restaurant-level operating profit3 during our first fiscal quarter. We have completed remodels of three Good Times restaurants that include fresh paint, including murals by local artists, new awnings and umbrellas, new signage, and complete overhauls of the parking lot and driving surfaces. This is in addition to the installation of digital menu boards in both the drive-thru and walk-up windows which has been completed at all of our Good Times locations. In addition to refreshing the physical restaurants, we continue to make investments in our mobile app and GT Rewards loyalty program, which we expect to enhance, with stored value capability, in the next major update to the app.”

Mr. Zink continued, “The work we are doing to turn around Bad Daddy’s sales has already resulted in improved operations and we have seen the gap to the Black Box, an industry-known benchmark service, same store sales index narrow considerably beginning in late November. Further, management of controllable costs in the restaurants improved from November to December, and we expect those improvements to continue throughout the balance of this year. These efforts started with a mindset shift by recapturing the culture of operations excellence which had lost intensity during the past two years. We have more changes planned that we expect to return Bad Daddy’s to peak performance, which includes a re-intensified focus on bar execution which will complement what we believe is already the segment-leading culinary performance. But the larger opportunity is to continue to increase the level of hospitality and salesmanship in the front of house, and we are making investments in training, learning, and development of both our front-of-house team members and our management teams.”

1 Sales store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry.  Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

3 For a reconciliation of restaurant-level operating profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

“Macro trends are currently favoring the QSR segment over the casual dining segment and the Company is well positioned to capitalize on such cyclical changes by owning relevant burger-focused brands in both segments.” Zink concluded.

Conference Call: Management will host a conference call to discuss its first quarter 2024 financial results on Wednesday, January 31, 2024 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing 844-210-2831, participant code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2023 filed with the SEC, and other filings with the SEC.

GOOD TIMES RESTAURANTS INC. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
	2024	2023
Statement of Operations	(13 weeks)	(13 weeks)
NET REVENUES:
Restaurant sales	$32,946	$33,179
Franchise revenues	186	215
Total net revenues	33,132	33,394

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,327	10,607
Payroll and other employee benefit costs	11,624	11,548
Restaurant occupancy costs	2,505	2,458
Other restaurant operating costs	4,728	4,492
Depreciation and amortization	927	910
Total restaurant operating costs	30,111	30,015

General and administrative costs	2,313	2,378
Advertising costs	1,092	894
Gain on restaurant and equipment asset sales	(10)	-

(LOSS) INCOME FROM OPERATIONS	(374)	107

OTHER EXPENSE:
Interest expense, net	(32)	(12)

NET (LOSS) INCOME BEFORE INCOME TAXES	$(406)	$95

Provision for income taxes	(77)	-

NET (LOSS) INCOME	(483)	95

Income attributable to non-controlling interests	(73)	(222)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(556)	$(127)

NET LOSS PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic and Diluted	$(.05)	$(.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	11,377,579	12,041,628
Diluted	11,377,579	12,041,628

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	December 26, 2023	September 26, 2023
Cash and cash equivalents	$3,515	$4,182

Current assets	$6,978	$6,521

Total assets	$90,121	$91,088

Current liabilities	$15,478	$14,890

Shareholders’ equity	$32,082	$32,994

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	Fiscal First Quarter
	2024 (13 weeks)	2023 (13 weeks)	2024 (13 weeks)	2023 (13 weeks)

Restaurant sales	$24,120	$25,165	$8,826	$8,014
Restaurants opened during period	-	-	-	-
Restaurants closed during period	-	-	-	-
Restaurants open at period end	40	40	25	23

Restaurant operating weeks	520.0	520.0	325.0	299.0

Average weekly sales per restaurant	$46.4	$48.4	$27.2	$26.8

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Fiscal First Quarter Ended
	December 26, 2023 (13 weeks)		December 27, 2022 (13 weeks)		December 26, 2023 (13 weeks)		December 27, 2022 (13 weeks)		Dec 26, 2023 (13 wks)	Dec 27, 2022 (13 wks)

Restaurant sales	$24,120	100.0%	$25,165	100.0%	$8,826	100.0%	$8,014	100.0%	$32,946	$33,179
Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	7,608	31.5%	7,973	31.7%	2,719	30.8%	2,634	32.9%	10,327	10,607
Payroll and benefits costs	8,641	35.8%	8,754	34.8%	2,983	33.8%	2,794	34.9%	11,624	11,548
Restaurant occupancy costs	1,719	7.1%	1,732	6.9%	786	8.9%	726	9.1%	2,505	2,458
Other restaurant operating costs	3,581	14.8%	3,521	14.0%	1,147	13.0%	971	12.1%	4,728	4,492
Restaurant-level operating profit	$2,571	10.7%	$3,185	12.7%	$1,191	13.5%	$889	11.1%	$3,762	$4,074

Franchise revenues									186	215
Deduct - Other operating:
Depreciation and amortization									927	910
General and administrative									2,313	2,378
Advertising costs									1,092	894
Gain on restaurant asset sale									(10)	-
Total other operating									4,322	4,182

(Loss) Income from operations									$(374)	$107

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2024 and fiscal 2023, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal First Quarter Ended
	December 26, 2023 (13 weeks)	December 27, 2022 (13 weeks)

Net loss, as reported	$(556)	$(127)
Depreciation and amortization[4]	929	867
Interest expense, net	32	12
Provision for income taxes	77	-
EBITDA	482	752
Non-cash stock-based compensation	38	46
GAAP rent-cash rent difference [4]	(163)	(124)
Gain on restaurant asset sales and lease termination	(10)	-

Adjusted EBITDA	$347	$674

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

4 Depreciation and amortization and the difference between GAAP rent and cash rent have been reduced by any amounts attributable to non-controlling interests.